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                                                                    Exhibit 23.2


December 30, 1999

Merge Technologies Incorporated
1126 South 70th Street, Suite 107B
Milwaukee, Wisconsin  53214-3151

Dear Sir or Madam:

         We have acted as special counsel to Merge Technologies Incorporated ("Merge"), in connection with its registration statement on Form S-3 (the "Registration Statement") being filed on or about the date of this letter with the Securities and Exchange Commission relating to the proposed issuance of shares of common stock, $0.01 par value (the "Shares"), of Merge pursuant to the terms of the Purchase Agreement between Merge and 3032854 Nova Scotia Company, dated September 1, 1999.

         We hereby consent to the filing of our opinion attached as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Registration Statement and related prospectus.


                                            Sincerely,


                                            MICHAEL, BEST & FRIEDRICH LLP


                                           /s/ Michael, Best & Friedrich LLP